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                                                                    Exhibit 99.1

                                 PRESS RELEASE
                                 -------------

CONTACTS:
C. William Carey                              Mary Ellen Goodall
Little Switzerland, Inc.                      Walter Denby
340/776-2010                                  D.F. King & Co., Inc.
                                              212/269-5550

FOR IMMEDIATE RELEASE
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              LITTLE SWITZERLAND SETTLES POTENTIAL PROXY CONTEST;
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                          ANNUAL MEETING RESCHEDULED;
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                              NEW ACTING CEO NAMED
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     ST. THOMAS, U.S. VIRGIN ISLANDS, February 23, 1999 . . . Little
Switzerland, Inc. (NASDAQ:LSVI), announced today that it has reached a comprehensive settlement agreement in connection with a potential proxy contest with two of the Company's largest stockholders: Donald L. Sturm and ValueVest Partners L.P.; and Jewelcor Management, Inc. and Seymour Holtzman, owners of 13.7% and 12.5% respectively, of the Company's common stock.

     The agreement provides that the composition of the Board of Directors will be restructured and the annual meeting will be rescheduled for April 7, 1999. Further, C. William Carey has announced his resignation as Acting CEO and President and retirement from the Board, effective April 7, 1999. Thereafter, Mr. Carey will serve as a consultant to the Company. Kenneth W. Watson, a continuing Director of the Company, will serve as Acting CEO and President until a permanent successor is found. These resignations and appointments are contingent upon the election of the Board of Directors' candidates at the Company's annual meeting.

     The settlement agreement provides that the Company's annual meeting of stockholders, originally scheduled for February 25, 1999, will be held on Wednesday, April 7, 1999, with a record date of February 24, 1999. At the annual meeting, stockholders will elect two Class I Directors, each with a term expiring at the 2001 annual meeting and two Class III Directors, each with a term expiring at the 2000 annual meeting. All record stockholders, other than those part
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of the settlement agreement, may submit nominations to the Company for the annual meeting by the close of business on March 2, 1999.

     The settlement agreement also provides that the Board of Directors will nominate the following persons as its candidates for election at the annual meeting: Adriane J. Dudley and Seymour Holtzman for election as Class I Directors; and Melanie Sturm and Richard C. Hunter for election as Class III Directors. Mr. Timothy B. Donaldson will also retire from the Board effective as of the annual meeting. To fill this vacancy, the Board has agreed, on April 7, 1999, to appoint Peter R. McMullin as a Class II Director to serve until the 1999 annual meeting. In addition, the Company has been informed that Ms. Sturm and Mr. Hunter currently intend to nominate Mr. Holtzman for the position of Chairman of the Board of Directors, if all parties are elected at the annual meeting. Proxy materials for the annual meeting will be circulated in the near future.

     In announcing these developments, C. William Carey issued the following statement: "I am proud of my nearly 20 year association with Little Switzerland and will look back with pride on its growth and many achievements. It is truly a world-class franchise. The time is right, however, for me to focus on my other business interests. I eagerly anticipate returning to the States and spending more time with my family. I also look forward to contributing to Little Switzerland's future success as a consultant."

     Kenneth W. Watson commented on behalf of the Board of Directors: "Bill Carey's resignation was accepted with great personal and professional regret given his significant contributions over the many years. We face the future with a renewed sense of commitment and we will be aided by our new Board members as we seek to rebuild the Company's business."

     Little Switzerland, Inc. is a leading specialty retailer of brand name watches, jewelry, crystal, china, fragrances and accessories, operating 21 stores on nine Caribbean islands, and two stores in Alaska cruise ship destinations. The Company's primary market consists of vacationing tourists attracted by free-port pricing, duty-free allowances and a wide variety of high quality merchandise.